EXHIBIT 6.b.1.1
                          NORTHEAST UTILITIES (PARENT)
                          BALANCE SHEET
                          AS OF MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.1.1 PAGE 1 OF 2

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION


ASSETS

OTHER PROPERTY AND INVESTMENTS:
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                 $2,299,530        $100 (a)   $2,299,630
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY          20,466                       20,466
   OTHER, AT COST                      412                          412
                                ----------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS           2,320,408         100        2,320,508

CURRENT ASSETS:
   CASH AND SPECIAL DEPOSITS            10        (100)(a)          (90)
   NOTES REC. FROM AFF. CO'S        16,350                       16,350
   NOTES AND ACCOUNTS REC.               0                            0
   ACCOUNTS REC. FROM AFF. CO'S        667                          667
   PREPAYMENTS                      13,636                       13,636
                                -----------------------------------------
      TOTAL CURRENT ASSETS          30,663        (100)          30,563
                                -----------------------------------------

DEFERRED CHARGES:
   ACCUMULATED DEF. INCOME TAXES     7,127                        7,127
   UNAMORTIZED DEBT EXPENSE            198                          198
   OTHER                                46                           46
                                -----------------------------------------
      TOTAL DEFERRED CHARGES         7,371           0            7,371
                                -----------------------------------------
      TOTAL ASSETS              $2,358,442          $0       $2,358,442
                                =========================================














                          NORTHEAST UTILITIES (PARENT)
                          BALANCE SHEET
                          AS OF MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.1.1 PAGE 2 OF 2

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                  $684,287                     $684,287
   CAPITAL SURPLUS,  PAID IN       934,825                      934,825
   DEF. BENEFIT PLAN - ESOP       (150,604)                    (150,604)
   RETAINED EARNINGS               689,573                      689,573
                                ------------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                 2,158,081           0        2,158,081

   LONG-TERM DEBT,  NET            171,000                      171,000
                                ------------------------------------------
      TOTAL CAPITALIZATION       2,329,081           0        2,329,081

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                 0                            0
   ACCOUNTS PAYABLE                  7,320                        7,320
   ACCOUNTS PAYABLE TO AFF. CO'S       214                          214
   CURR. POR. OF LONG-TERM DEBT     17,000                       17,000
   ACCRUED INTEREST                  4,491                        4,491
   ACCRUED TAXES                         0                            0
   OTHER                                 0                            0
                                ------------------------------------------
      TOTAL CURRENT LIABILITIES     29,025           0           29,025

DEFERRED CREDITS:
   OTHER                               336                          336
                                -------------------------------------------
      TOTAL DEFERRED CREDITS           336           0              336
                                -------------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES         $2,358,442          $0       $2,358,442
                              =============================================

















                                                       EXHIBIT 6.b.1.2



                          NORTHEAST UTILITIES (PARENT)
                          INCOME STATEMENT
                          FOR 12 MONTHS ENDED MARCH 31, 1998
                          (THOUSANDS OF DOLLARS)
                          FINANCIAL STATEMENT 6.b.1.2 PAGE 1 OF 1

                                                             PRO FORMA
                                                           GIVING EFFECT
                                             PRO FORMA      TO PROPOSED
                                 PER BOOK   ADJUSTMENTS*    TRANSACTION


OPERATING REVENUE                       $0                           $0
                                -----------------------------------------
OPERATING EXPENSES:
   OPERATION EXPENSE                 7,105                        7,105
   FED. AND STATE INCOME TAXES      (3,089)                      (3,089)
   TAXES OTHER THAN INCOME TAXES        60                           60
                                -----------------------------------------
 TOTAL OPERATING EXPENSES            4,076           0            4,076
                                -----------------------------------------
OPERATING INCOME                    (4,076)          0           (4,076)
                                -----------------------------------------
OTHER INCOME (LOSS):
   EQUITY IN EARNINGS OF SUBS.    (149,203)                    (149,203)
   EQUITY IN EARNINGS OF
     TRANSMISSION COMPANIES          3,041                        3,041
   OTHER, NET                       19,112                       19,112
                                -----------------------------------------
      OTHER LOSS, NET             (127,050)          0         (127,050)
                                -----------------------------------------
LOSS BEFORE INTEREST CHARGES      (131,126)          0         (131,126)
                                -----------------------------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT       17,250                       17,250
   OTHER INTEREST                      445                          445
                                -----------------------------------------
  TOTAL INTEREST CHARGES            17,695           0           17,695
                                -----------------------------------------

      NET INCOME                  (148,821)          0         (148,821)
                                -----------------------------------------

EARNINGS FOR COMMON SHARES        (148,821)          0         (148,821)

EARNINGS PER COMMON SHARE            (1.14)                       (1.14)

COMMON SHARES OUTSTANDING
         (AVERAGE)              129,986,000                 129,986,000







                          NORTHEAST UTILITIES (PARENT)
                          * EXPLANATION OF ADJUSTMENTS
                          (THOUSANDS OF DOLLARS)


                                               DEBIT          CREDIT
(a)    INVESTMENTS IN SUB. CO'S                    100
                   CASH                                             100

To record the additional investment in NewCo on NU's books.